FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

08/17/2023

Work Order Item Number:	W2023081602028-3092413
Filing Number:	20233418327
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	8/16/2023 1:32:00 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0195302007-1	**Entity Name:** MARIZYME, INC.
Entity Status: Active	**Expiration Date:** None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

DocuSign Envelope ID: DA7A0E6D-F5AC-4D09-BFC7-F6C8691E2EE6

Filed in the Office of	Business Number E0195302007-1
FVAguilar	Filing Number 20233418327
Secretary of State State Of Nevada	Filed On 8/16/2023 1:32:00 PM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Marizyme, Inc.

Entity or Nevada Business Identification Number (NVID): NV20071413059

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 72.60%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article III of the Articles of Incorporation of Marizyme, Inc. is amended. (attach additional page(s) if necessary)
6. Signature: (Required)	X DocuSigned by: David Barthel 0FFBE4BB8BB4A4... Signature of Officer or Authorized Signer — Title: Chief Executive Officer X ____________________ Signature of Officer or Authorized Signer — Title: *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

see attached

This form must be accompanied by appropriate fees.

AUTHORIZED SHARE INCREASE AMENDMENT
AND
OBLIGATIONS RIGHTS AMENDMENT

Article III of the Articles of Incorporation of Marizyme, Inc. (the "Company") is hereby amended to increase the authorized capital stock of the Company to 2,025,000,000 shares, consisting of 2,000,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of "blank check" Preferred Stock, par value $0.001 per share, which class shall have the rights, powers, designations, preferences and relatives, participating, optional and other rights and qualifications, limitations and restrictions as established by the Board of Directors of the Company, in one or more series from time to time, without the consent of the shareholders of the Company.

Article III of the Articles of Incorporation of the Company is hereby further amended to add the following provision:

Rights of Persons Holding Obligations of the Company: As provided by NRS Section 78.197, holders of bonds, debentures or other obligations of the Company may have any of the rights of a stockholder of the Company. More specifically and by way of example, the Board of Directors of the Company may approve and/or ratify the issuance of bonds, debentures and other obligations of the Company including, but not limited to, convertible promissory notes of the Company, that include a provision entitling the holders of any such instruments to vote with the shares of the Company's common stock, on an as-converted to common stock basis without actually having converted the instruments to shares of the Company's common stock, with respect to all corporate matters of the Company on which the holders of common stock are entitled to vote. Additionally, holders of those certain 10% secured convertible promissory notes of the Company issued between December 21, 2021 and August 12, 2022 (the "10% Convertible Notes"), shall be entitled, from the date of the filing with the Secretary of State of the State of Nevada of the Certificate of Amendment to the Articles of the Incorporation of which this provision is a part, to vote with the shares of the Company's common stock, on an as-converted to common stock basis without actually having converted the 10% Convertible Notes to shares of the Company's common stock, with respect to all corporate matters of the Company on which the holders of common stock are entitled to vote, as provided in Section 4.6 of the 10% Convertible Notes.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

MARIZYME, INC.

Nevada Business Identification # NV20071413059
Expiration Date: 03/31/2024

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 08/17/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202308173884672
You may verify this certificate online at http://www.nvsos.gov